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                                  [LETTERHEAD]
                        WILSON SONSINI GOODRICH & ROSATI


                                 June 30, 1997

Borealis Technology Corporation                                      Exhibit 5.1
4070 Silver Sage Drive
Carson City, Nevada 89701


     Re: Registration Statement on Form SB-2
         -----------------------------------


Ladies and Gentlemen:

     We have examined the Registration Statement (the "Registration Statement") on Form SB-2 (Registration No. 333-27299) filed by you (the "Company") with the Securities and Exchange Commission, as amended on June 18, 1997 and June 30, 1997, in connection with the registration under the Securities Act of 1933, as amended, of up to 1,760,000 shares (including 160,000 shares issuable upon exercise of an over-allotment option granted to the underwriter of the offering) of your Common Stock, $0.001 par value per share (the "Shares"), a warrant to purchase 160,000 shares of such Common Stock to be issued to the underwriter of the offering (the "Warrant"), and the shares of Common Stock issuable upon exercise of the Warrant (the "Warrant Shares" and together with the Shares and the Warrant, the "Securities"). We understand that the Shares are to be sold to the underwriter of the offering for resale to the public as described in the Registration Statement. As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by you in connection with the sale and issuance of the Securities.

     It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Securities, including the proceedings being taken in order to permit such transaction to be carried out in accordance with applicable state securities laws, the Securities, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                               Very truly yours,


                               /s/ WILSON SONSINI GOODRICH & ROSATI
                               ------------------------------------
                               WILSON SONSINI GOODRICH & ROSATI
                               Professional Corporation